As filed with the Securities and Exchange Commission on January 6, 2009
                                                     Registration No. 333-
==============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ------------

                         Frequency Electronics, Inc.
            (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                 11-1986657
   (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
    Incorporation or Organization)

                           55 Charles Lindbergh Blvd.
                             Mitchel Field, NY 11553
                                  516-794-4500
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                      2008 Employee Stock Purchase Program
                            (Full Title of the Plan)

                                   Alan Miller
                             Chief Financial Officer
                           Frequency Electronics, Inc.
                           55 Charles Lindbergh Blvd.
                             Mitchel Field, NY 11553
                                 (516) 794-4500
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent For Service)

                                   Copies to:
                              Dennis J. Block, Esq.
                           William P. Mills, III, Esq.
                        Cadwalader, Wickersham & Taft LLP
                           One World Financial Center
                            New York, New York 10281
                                 (212) 504-6000
                               ------------------

      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

|_| Large         |_| Accelerated    |_| Non-accelerated   |X| Smaller reporting
    accelerated       filer              filer                 company
    filer
                                         (Do not check if
                                         a smaller
                                         reporting company)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
   Title of Each Class of Securities        Amount to be   Proposed Maximum Offering       Proposed Maximum          Amount of
            to be Registered               Registered(1)        Price Per Unit         Aggregate Offering Price   Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share     200,000 (2)            $2.97 (3)                 $594,000(3)               $23.34
------------------------------------------------------------------------------------------------------------------------------------

(1) Plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions.

(2) Represents the registration of an aggregate of 200,000 shares of common stock of Frequency Electronics, Inc. which are to be acquired by certain employees of Frequency Electronics, Inc. in open market transactions pursuant to the 2008 Employee Stock Purchase Program.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the common stock as reported on the Nasdaq Global Market on January 2, 2009.

                                EXPLANATORY NOTE

      Frequency Electronics, Inc. (the "Company") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register the offer and sale of up to 200,000 shares of Company common stock, par value $1.00 per share ("Common Stock"), that may be acquired by certain of the Company's employees in open market transactions pursuant to the 2008 Employee Stock Purchase Program.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing the information required in Part I of this Registration Statement will be sent or given to employees as specified in Rule 428(b)(1) of the Securities Act and are not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8. Those documents and the documents incorporated by reference into this Registration Statement, taken together, constitute prospectuses that meet the requirements of Section 10(a) of the Securities Act.

      The Company will deliver or cause to be delivered promptly, without charge, to each person to whom information is required to be delivered, upon written or oral request, a copy of the information that is incorporated by reference pursuant to Item 3 of this Registration Statement and any other documents required to be delivered pursuant to Rule 428(b).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents, as filed with the Securities Exchange Commission ("SEC") by the Company are incorporated herein by reference:

      (i) the Annual Report on Form 10-K filed with the SEC on July 29, 2008 and the amendment to Form 10-K filed with the SEC on August 22, 2008 for the fiscal year ended April 30, 2008;

      (ii) the Quarterly Reports on Form 10-Q filed with the SEC on September 15, 2008 and December 15, 2008 for the fiscal quarter ended July 31, 2008 and October 31, 2008, respectively;

      (iii) the Current Reports on Form 8-K filed on July 22, 2008, August 5, 2008 and September 15, 2008; and

      (iv) the description of the Company's Common Stock, par value $1.00 per share, contained in the Company's Registration Statement on Form 8-A12B, filed under the Exchange Act on July 31, 2006, including any amendments or reports filed for the purpose of updating such description.

      All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      None.

Item 6. Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors, and other corporate agents under certain circumstances and subject to certain limitations. The Company's Amended and Restated Certificate of Incorporation and By-laws provide that the Company will indemnify its directors and officers, and anyone who is or was serving at the Company's request as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, to the fullest extent permitted under Delaware law. These indemnification provisions may be sufficiently broad to permit indemnification of the Company's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

      The Company maintains directors' and officers' liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer, excluding certain matters including fraudulent, dishonest or criminal acts or self dealing.

Item 7. Exemption From Registration Claimed.

      Not applicable.

Item 8. Exhibits.

    4.1 Specimen of Common Stock certificate (Filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1, File No. 2-29609).

   *4.2    Summary of 2008 Employee Stock Purchase Program

   *23.1 Consent of Holtz Rubenstein Reminick LLP, independent registered public accounting firm.

    *24 Power of Attorney (included on the signature page of this Registration Statement).

*  Filed herewith.

Item 9. Undertakings.

      The undersigned registrant hereby undertakes:

      (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mitchel Field, state of New York, on December 18, 2008.

                                          FREQUENCY ELECTRONICS, INC.

                                       By: /s/ Alan Miller
                                          --------------------------------------
                                          Alan Miller
                                          Treasurer and Chief Financial
                                          Officer

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan Miller his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                     Title                       Date
------------------------  -----------------------------  -----------------------

/s/ Joseph P. Franklin
-----------------------
Joseph P. Franklin        Chairman of the Board            December 21, 2008

/s/ Joel Girsky
-----------------------
Joel Girsky               Director                         December 18, 2008

/s/ E. Donald Shapiro
-----------------------
E. Donald Shapiro         Director                         December 22, 2008

/s/ Richard Schwartz
-----------------------
Richard Schwartz          Director                         December 23, 2008

/s/ Martin B. Bloch
-----------------------
Martin B. Bloch           President, CEO and Director
                          (Principal Executive Officer)    December 18, 2008

/s/ Alan Miller
-----------------------
Alan Miller               Treasurer and Chief Financial
                          Officer (Principal Financial
                          Officer and Principal
                          Accounting Officer)              December 18, 2008

                                  EXHIBIT INDEX

                                                                Paper (P) or
 Exhibit No.                    Description                     Electronic (E)
------------  ------------------------------------------------  ----------------
     4.1      Specimen of Common Stock certificate (Filed as
              Exhibit 4.1 to the Company's Registration               E
              Statement on Form S-1, File No. 2-29609).

     *4.2     Summary of 2008 Employee Stock Purchase Program         E

    *23.1     Consent of Holtz Rubenstein Reminick LLP,
              independent registered public accounting firm.          E

     *24      Power of Attorney (included on the signature
              page of this Registration Statement).                   E

*  Filed herewith.